Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 10/01/2020 11:23 AM
Original ID: 2013-000638349
Amendment ID: 2020-002944990

Profit Corporation
Articles of Amendment

1. Corporation name:

Cann American Corp

2. Article number(s) IV is amended as follows:

**Article number(s) is not your filing ID number. Example: 2000-000123456*

Reverse Stock Split 1:10, 1 Common Share shall be issued for every 10 Common Shares issued and outstanding.
The total number of Common Shares the company shall be authorized to issue shall be 1,998,000,000 (one billion nine hundred ninety eight million) shares with a par value of .0001.
The total number of Series A Preferred shares shall remain unchanged with 500,000 (five hundred thousand) shares authorized at a par value of .00001.
The total number of Series B Preferred shares shall remain unchanged with 1,500,000 (one million five hundred thousand) shares authorized at a par value of .00001.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

1:10 Reverse Split of Common Shares, any fractional shares shall round up to the nearest whole share.

RECEIVED
SEP 24 2020
WYOMING
SECRETARY OF STATE

4. The amendment was adopted on 09/16/2020

(Date – mm/dd/yyyy)

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were not issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: Jason Black **Date:** 09/16/2020

(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Jason Black

Contact Person: Jason Black

Title: President/CEO

Daytime Phone Number: 770-866-6250

Email: cannamericanholdings@gmail.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- ☑ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☑ Please submit one **originally signed** document.
- ☑ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☑ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article.
- ☑ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

Cann American Corp.

(the "company")

Special Meeting of the Board of Directors

Pursuant to Articles IV and X of the by-laws of the articles of incorporation of Cann American Corp., a Wyoming company, the Board of Directors by way of written consent of the board hereby resolves, by unanimous approval of the board, the following amendments:

CHANGE IN CAPITAL STRUCTURE

Be it resolved:

The total outstanding Common Shares of the Company shall be reverse split at a ration of 1:10, whereas each shareholder shall receive 1 Common Share for every 10 Common Shares issued and outstanding, and any fractional share shall be rounded up to the nearest whole share.

The total number of Common Shares the company is authorized to issue shall be 1,998,000,000 (one billion nine hundred ninety eight million) shares with a par value of .0001.

The total number of Series A Preferred Shares shall remain unchanged with 500,000 (five hundred thousand) shares authorized at a par value of .00001.

The total number of Series B Preferred Shares shall remain unchanged with 1,500,000 (one million five hundred thousand) shares authorized at a par value of .00001

Effective Date: September 16, 2020

Jason Black
Director, President, CEO

JARED HELMICK
NOTARY
EXPIRES
GEORGIA
May 7, 2023
PUBLIC
GILMER COUNTY

Notary Public

09/16/2020
Date

Cann American Corp.
(the "Company")

Special Meeting of the Stockholders

Effective Date of Special Meeting: September 16, 2020

Pursuant to the Wyoming Revised Statutes and Article 3.4 of the Bylaws of the Company, " Special meetings of the stockholders of the corporation may be called by the Chairman of the Board of Directors or the Board of Directors.", the undersigned being all the Directors of the Company, a Wyoming Corporation, calls this Special Meeting of the Stockholders as set forth below:

Approval of Reverse Stock Split

Whereas pursuant to Article 3.7 of the Bylaws of the Company: "Any action which may be taken by the vote of stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power,", and
Whereas the undersigned being the stockholder of all 500,000 Series A preferred shares and 1,500,000 Series B preferred shares, and
Whereas the Series A, if one share is issued, the total aggregate being equal to 4 times that of every issued and outstanding Common and Series B share combined, and
Whereas each Series B has a value of 2.50 per share divided by the par value of .0001 of the Common shares, and
Whereas pursuant to Article 3.12 of the Bylaws of the Company: "each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders,", and
Whereas the Common shares issued and outstanding as of the effective date equate to 1,657,991,381,and
Whereas the Series B of 1,500,000 issued and outstanding, at a value of 2.50 per share divided by .0001, equate to 37,500,000,000 Common shares, and
Whereas the total aggregate of the issued and outstanding series A, equating to 4 times the Common and Series B combined, equates to 152,049,991,383 Common shares, and
Whereas the undersigned is entitled to 152,049,991,383 or 98% of the total votes.

Be it Resolved that:

1. The Stockholders, by authorized consent and a vote of the majority stockholder, in lieu of calling a meeting of the stockholders, approve the reverse split of 1 share of Common Stock for every 10 shares of the Company's Common Stock.

[Signature]
Jason Black
Director/President/CEO and
Majority Stockholder of 98% of the Votes

JARED HELMICK NOTARY EXPIRES GEORGIA May 7, 2023 PUBLIC GILMER COUNTY

[Signature] 09/16/2020
Notary Public Date